UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

New Frontier Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

23rd Floor, 299 QRC 287-299 Queen’s Road Central Hong Kong (Address of Principal Executive Offices)	N/A (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A ordinary share and one-half of one warrant	The New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-225421

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares, par value $0.0001 per share, and warrants to purchase Class A ordinary shares of New Frontier Corporation (the “Registrant”). The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-225421), originally filed with the U.S. Securities and Exchange Commission on June 4, 2018, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

3.1	Amended and Restated Memorandum and Articles of Association, adopted by special resolution dated June 14, 2018 (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225421), filed with the U.S. Securities and Exchange Commission on June 20, 2018).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225421), filed with the U.S. Securities and Exchange Commission on June 14, 2018).

4.2	Specimen Ordinary Share Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225421), filed with the U.S. Securities and Exchange Commission on June 14, 2018).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225421), filed with the U.S. Securities and Exchange Commission on June 14, 2018).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225421), filed with the U.S. Securities and Exchange Commission on June 20, 2018).

10.1	Form of Investment Management Trust Agreement Between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225421), filed with the U.S. Securities and Exchange Commission on June 20, 2018).

10.2	Form of Registration Rights Agreement by and among the Registrant and certain security holders (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225421), filed with the U.S. Securities and Exchange Commission on June 20, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW FRONTIER CORPORATION

Date: June 26, 2018	By:	/s/ Carl Wu
Name: Carl Wu
Title: Chief Executive Officer